UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 26, 2021

MICROSTRATEGY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-24435	51-0323571
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1850 Towers Crescent Plaza
Tysons Corner, Virginia	22182
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 848-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Class A common stock, par value $0.001 per share	MSTR	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 26, 2021, MicroStrategy Incorporated (the “Company”) held its 2021 Annual Meeting of Stockholders (the “Meeting”). The following proposals were adopted by the votes specified below.

		For	Withheld	Abstain	Broker Non-Votes
1.	To elect five (5) directors for the next year:
	Michael J. Saylor	21,499,256	1,448,140	—	1,673,125
	Stephen X. Graham	22,150,363	797,033	—	1,673,125
	Jarrod M. Patten	21,063,379	1,884,017	—	1,673,125
	Leslie J. Rechan	22,134,457	812,939	—	1,673,125
	Carl J. Rickertsen	20,633,288	2,314,108	—	1,673,125

		For	Against	Abstain	Broker Non-Votes
2.	To approve Amendment No. 5 to the MicroStrategy Incorporated 2013 Stock Incentive Plan to increase the number of shares of class A common stock authorized for issuance under such plan from 2,300,000 to 2,750,000.	22,785,918	153,439	8,039	1,673,125

		For	Against	Abstain	Broker Non-Votes
3.	To approve the MicroStrategy Incorporated 2021 Employee Stock Purchase Plan.	22,918,929	21,293	7,174	1,673,125

		For	Against	Abstain	Broker Non-Votes
4.	To ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.	24,590,700	17,462	12,359	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2021	MicroStrategy Incorporated (Registrant)

	By:	/s/ W. Ming Shao
	Name:	W. Ming Shao
	Title:	Senior Executive Vice President & General Counsel